SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2015

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Victor Weber Transactions and Lakeshore Investment, LLC Amendment of the Loan Agreement

Vertical Computer Systems, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide further description of the transactions detailed in two of the Company’s Form 8-K reports, both of which were filed on July 7, 2015.

On June 3, 2015, the Company and certain subsidiaries entered into a series of transactions with Victor Weber and on July 6, 2015, the Company and certain subsidiaries entered into an amendment of a loan agreement with Lakeshore Investment, Inc. (“Lakeshore”) and the $1,759,150 promissory note issued to Lakeshore. Mr. Weber and Lakeshore are both secured creditors and not related parties.

Under the agreement entered into with Mr. Weber, Ploinks, Inc. is obligated to issue 1,000,000 shares of its common stock to Mr. Weber. Under the amendment to the Loan Agreement with Lakeshore, Ploinks, Inc. is obligated to issue 3,000,000 shares of its common stock to Lakeshore. The Company’s subsidiary, Ploinks, Inc., has issued 100,000,000 shares of its common stock to the Company and will have 105,000,000 shares of its common stock outstanding after the above shares are issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.
(Registrant)

Date: July 8, 2015	By: /s/ Richard Wade
Richard Wade
President/CEO